UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2021

TATTOOED CHEF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38615	82-5457906
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6305 Alondra Boulevard

Paramount, California 90723

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (562) 602-0822

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Warrants, each exercisable for one share of common stock	TTCFW	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	TTCF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 14, 2021, Tattooed Chef, Inc., a Delaware corporation (the “Company”), issued a press release announcing the redemption of all of its outstanding warrants to purchase shares of the Company’s common stock that were issued under the Warrant Agreement, dated as of August 2, 2018, by and between the Company (f/k/a Forum Merger II Corporation) and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent, as part of the units sold in the Company’s initial public offering. The redemption date was set for February 16, 2021.

A copy of the Notice of Redemption delivered by the Company is filed as Exhibit 99.2 hereto and is incorporated herein by reference. None of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 nor the Notice of Redemption attached hereto as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy any Company securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The information in this Item 8.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 14, 2021
99.2	Notice of Redemption, dated January 14, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TATTOOED CHEF, INC.

By:	/s/ Charles F. Cargile
Name:	Charles F. Cargile
Title:	Chief Financial Officer

Date: January 14, 2021

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